As filed with the Securities and Exchange Commission on June 12, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

the Securities Act of 1933

Santarus, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	33-0734433
(State of incorporation)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, Suite 400

San Diego, California 92130

(Address, including zip code, of principal executive offices)

SANTARUS, INC. AMENDED AND RESTATED 2004 EQUITY INCENTIVE AWARD PLAN

SANTARUS, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Gerald T. Proehl

President and Chief Executive Officer

Santarus, Inc.

3611 Valley Centre Drive, Suite 400

San Diego, California 92130

(858) 314-5700

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Scott N. Wolfe, Esq.

Cheston J. Larson, Esq.

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share(2)	5,000,000(3)	$21.635(4)	$108,175,000	$14,755.07
Common Stock, par value $0.0001 per share(2)	2,000,000(5)	$21.635(4)	$43,270,000	$5,902.03
Total	7,000,000	—	$151,445,000	$20,657.10

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share of Santarus, Inc. (“Common Stock”) which become issuable under the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan (the “2004 Plan”) and the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)	Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share.
(3)	Represents 5,000,000 additional shares of Common Stock available for issuance under the 2004 Plan.
(4)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average ($21.635) of the high ($21.99) and low ($21.28) prices for the Common Stock reported by the Nasdaq Global Select Market on June 10, 2013.
(5)	Represents 2,000,000 additional shares of Common Stock available for issuance under the ESPP.

REGISTRATION OF ADDITIONAL SECURITIES

Santarus, Inc. (the “Company”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register (1) 5,000,000 additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan (the “2004 Plan”), and (2) 2,000,000 additional shares of the Common Stock issuable pursuant to the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”). Both the 2004 Plan and the ESPP, including the shares available for issuance under the plans, have been previously approved by the Company’s stockholders.

7,148,539 shares of Common Stock under the 2004 Plan were previously registered on a registration statement on Form S-8 (File No. 333-114134) filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2004 and subsequently amended on May 14, 2004 and August 13, 2004 (the “Initial Registration Statement”). An additional 3,539,777 shares of Common Stock under the 2004 Plan were previously registered on a registration statement on Form S-8 (File No. 333-139574) filed with the SEC on December 21, 2006 (the “Second Registration Statement”). An additional 2,500,000 shares of Common Stock under the 2004 Plan were previously registered on a registration statement on Form S-8 (File No. 333-148141) on December 18, 2007 (the “Third Registration Statement”). An additional 2,500,000 shares of Common Stock under the 2004 Plan were previously registered on a registration statement on Form S-8 (File No. 333-156278) on December 18, 2008 (the “Fourth Registration Statement”). An additional 2,500,000 shares of Common Stock under the 2004 Plan were previously registered on a registration statement on Form S-8 (File No. 333-163810) on December 18, 2009 (the “Fifth Registration Statement”). An additional 2,500,000 shares of Common Stock under the 2004 Plan were previously registered on a registration statement on Form S-8 (File No. 333-171259) on December 17, 2010 (the “Sixth Registration Statement”). An additional 2,500,000 shares of Common Stock under the 2004 Plan were previously registered on a registration statement on Form S-8 (File No. 333-178520) on December 15, 2011 (the “Seventh Registration Statement”). An additional 2,500,000 shares of Common Stock under the 2004 Plan were previously registered on a registration statement on Form S-8 (File No. 333-185485) on December 14, 2012 (the “Eighth Registration Statement”).

1,000,000 shares of Common Stock under the ESPP were previously registered on the Initial Registration Statement. An additional 707,954 shares of Common Stock under the ESPP were previously registered on the Second Registration Statement. An additional 500,000 shares of Common Stock under the ESPP were previously registered on the Third Registration Statement. An additional 500,000 shares of Common Stock under the ESPP were previously registered on the Fourth Registration Statement. An additional 500,000 shares of Common Stock under the ESPP were previously registered on the Fifth Registration Statement. An additional 500,000 shares of Common Stock under the ESPP were previously registered on the Sixth Registration Statement. An additional 500,000 shares of Common Stock under the ESPP were previously registered on the Seventh Registration Statement. An additional 500,000 shares of Common Stock under the 2004 Plan were previously registered on the Eighth Registration Statement.

In accordance with General Instruction E to Form S-8, the contents of the Initial Registration Statement, the Second Registration Statement, the Third Registration Statement, the Fourth Registration Statement, the Fifth Registration Statement, the Sixth Registration Statement, the Seventh Registration Statement and the Eighth Registration Statement are hereby incorporated by reference.

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the SEC by the Company are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 4, 2013;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission on May 6, 2013;

(c)	The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 15, 2013, January 23, 2013, January 28, 2013 (dated as of January 25, 2013), January 28, 2013 (dated as of January 28, 2013), February 1, 2013, February 22, 2013, March 1, 2013; March 26, 2013, April 16, 2013, April 17, 2013 and May 10, 2013;

(d)	The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A initially filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 24, 2004, including any subsequent amendment or report filed for the purpose of amending such description; and

(e)	The description of the Company’s purchase rights for Series A Junior Participating Preferred Stock, par value $0.0001 per share, contained in the Company’s registration statement on Form 8-A initially filed under Section 12(g) of the Exchange Act on November 17, 2004, including any subsequent amendment or report filed for the purpose of amending such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated by reference, unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Document

3.1*	Amendment to the Amended and Restated Certificate of Incorporation

4.1(1)	Form of Common Stock Certificate

5.1*	Opinion of Latham & Watkins LLP

10.1*	Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

10.2*	Santarus, Inc. Amended and Restated Employee Stock Purchase Plan

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.
(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 12th day of June 2013.

SANTARUS, INC.

By:	/s/ Gerald T. Proehl
Gerald T. Proehl
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gerald T. Proehl and Debra P. Crawford his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and any abbreviated registration statements related thereto pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald T. Proehl Gerald T. Proehl	President, Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2013

/s/ Debra P. Crawford Debra P. Crawford	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	June 12, 2013

/s/ David F. Hale David F. Hale	Director (Chairman of the Board)	June 12, 2013

/s/ Daniel D. Burgess Daniel D. Burgess	Director	June 12, 2013

/s/ Michael G. Carter Michael G. Carter, M.B., Ch.B., F.R.C.P. (U.K.)	Director	June 12, 2013

/s/ Alessandro E. Della Chà Alessandro E. Della Chà	Director	June 12, 2013

/s/ Michael E. Herman Michael E. Herman	Director	June 12, 2013

/s/ Ted W. Love Ted W. Love, M.D.	Director	June 12, 2013

/s/ Kent Snyder Kent Snyder	Director	June 12, 2013

INDEX TO EXHIBITS

Exhibit No.	Document

3.1*	Amendment to the Amended and Restated Certificate of Incorporation

4.1(1)	Form of Common Stock Certificate

5.1*	Opinion of Latham & Watkins LLP

10.1*	Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

10.2*	Santarus, Inc. Amended and Restated Employee Stock Purchase Plan

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.
(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 17, 2004.